UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 30, 2007
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code:   (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers
On November 30, 2007, Orbital Sciences Corporation (“Orbital” or the “Company”) amended and restated the Executive Change in Control Severance Agreements between the Company and each of the Company’s executive officers, including the individuals who were Named Executive Officers on December 31, 2006 (the “Amended Change in Control Agreements”). Prior to the amendments, each of the executive officers was party to an Executive Change in Control Severance Agreement in the form filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. Also on November 30, 2007, the Company and Garrett E. Pierce, Vice Chairman and Chief Financial Officer, amended Mr. Pierce’s Executive Severance Agreement.
Orbital’s Human Resources and Compensation Committee of the Board of Directors approved the amendments following the committee’s review of the agreements that was prompted by the Company’s change in form of equity compensation from options to restricted stock units and recent changes in tax laws.
The following is a summary of the material changes to the agreements:
Amendments to Executive Change in Control Severance Agreement

Prior Agreement	Amended Agreement
“Change in control” occurs upon, among other things, a business combination that results in a person or company becoming the owner of 20% or more of the Company’s outstanding stock.	“Change in control” occurs upon, among other things, a business combination that results in a person or company becoming the owner of 30% or more of the Company’s outstanding stock.

“Cause” is defined as failure to substantially perform duties or engaging in conduct materially injurious to the Company.	“Cause” definition is expanded to include misappropriation or embezzlement and the conviction of, or pleading guilty to, various crimes. The officer’s right to a “hearing” before the Board prior to termination for these events and a 30-day notice requirement was eliminated.

“Good reason” includes, among other things, diminution of duties and salary and failure to continue substantially similar benefit plans.	In order for a claim of “good reason” to arise, changes in responsibility, pay and benefits must be materially adverse to the officer. The Company also has a cure period to remedy a condition giving rise to claim of “good reason.”

Prior Agreement	Amended Agreement
In lieu of future salary, severance payment equals two times the sum of (a) salary and (b) the prior year bonus.	In lieu of future salary, severance payment equals two times the sum of:
(a) the greater of annual salary upon change in control or termination; and
(b) the greater of the full target bonus for the (1) year of termination or (2) average of the two highest cash bonuses earned during two of the three immediately preceding years.

In addition, pro-rated bonus would be paid thru date of termination.

All options vest upon a change in control.	All equity awards, not just options, vest upon a change in control.

No provision related to reduction of benefits to the extent other amounts are payable to the officer pursuant to another Company plan or program.	The amounts payable to an officer under the agreement will be reduced to the extent other severance benefits are payable pursuant to a separate Company plan or program.
The foregoing summary is qualified in its entirety by reference to the full text of the form of the Amended Change in Control Agreement, which is filed as Exhibit 10.1 to this Form 8-K.
Amendments to Executive Severance Agreement
Mr. Pierce’s Executive Severance Agreement was amended as follows: (1) the definition of “good reason” was amended to provide that changes in responsibility, pay and benefits must be materially adverse to Mr. Pierce and (2) applicable references to options were expanded to refer to equity awards.
The foregoing summary of the amendments to Mr. Pierce’s agreement is qualified in its entirety by reference to the full text of the amended and restated agreement, which is filed as Exhibit 10.2 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Amended and Restated Executive Change in Control Severance Agreement

10.2	Amended and Restated Executive Severance Agreement between Garrett E. Pierce and Orbital Sciences Corporation dated November 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: December 4, 2007	By:	/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Form of Amended and Restated Executive Change in Control Severance Agreement

10.2	Amended and Restated Executive Severance Agreement between Garrett E. Pierce and Orbital Sciences Corporation dated November 30, 2007